Exhibit 10.12
Compensation of Non-Employee Directors
Directors who are not officers of SEACOR Marine Holdings Inc. (the “Company”) receive an annual retainer of $50,000 and additional compensation as deemed appropriate for regular and special Board and Committee meetings held in excess of 20 meetings per annum.
Each member of the Board who is not an employee of the Company is also granted options and Common Stock pursuant to the SEACOR Marine Holding Inc.'s 2017 Equity Incentive Plan (Exhibit 10.5 in this Annual Report on Form 10-K).